UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2024

EL POLLO LOCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36556	20-3563182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Blvd., Suite 100, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 599-5000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LOCO	The Nasdaq Stock Market LLC
Rights to Purchase Series A Preferred Stock, par value $0.01 per share		The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b- 2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2024, the Board of Directors (the “Board”) of El Pollo Loco Holdings, Inc. (“El Pollo Loco” or the “Company”) approved and entered into an Amendment (the “Amendment”) to the Rights Agreement, dated August 8, 2023, between the Company and Equiniti Trust Company, LLC, as rights agent (the “Original Rights Agreement,” and as amended by the Amendment, the “Amended Rights Agreement”). Pursuant to the Amendment, the Final Expiration Date of the Rights has been extended until 11:59 p.m., Pacific Time, on the date that the votes of the stockholders of the Company with respect to the Company’s next annual meeting of stockholders are certified, unless shareholders approve the further extension of the Amended Rights Agreement beyond that date. Capitalized terms not defined herein have the meanings specified in the Amended Rights Agreement.

The Original Rights Agreement was initially adopted in August 2023 in response to a rapid and significant accumulation of El Pollo Loco stock by Biglari Capital Corp. (together with its affiliates, “Biglari Capital”). In adopting the Original Rights Agreement, the Board noted that Biglari Capital has a track record of acquiring substantial and sometimes controlling interests in public restaurant companies. Since that time, members of the Board and leadership team have met with Biglari Capital on multiple occasions. In approving the Amendment to extend the Original Rights Agreement, the Board considered, among other things, that during a recent meeting, a representative of Biglari Capital stated a desire to make substantial additional share accumulations in the public market if the Board terminated the Original Rights Agreement or allowed it to expire at the end of its initial term in August 2024.

The Amendment also amends the Original Rights Agreement to increase the Beneficial Ownership triggering threshold for being deemed an Acquiring Person, unless one of the enumerated exceptions is applicable, from 12.5% to 15.0%. In all other respects, the terms of the Original Rights Agreement remain unmodified and in full force and effect.

The Rights are in all respects subject to and governed by the provisions of the Amended Rights Agreement. The above description of the Original Rights Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Original Rights Agreement, which is attached as Exhibit 4.1 to the Form 8-K filed by the Company on August 9, 2023, and to the Amendment, which is attached hereto as Exhibit 4.1, both of which are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Items 1.01 is incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Amendment No. 1 to Rights Agreement, dated as of August 4, 2024, between El Pollo Loco Holdings, Inc. and Equiniti Trust Company, LLC, as rights agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Pollo Loco Holdings, Inc.

Date: August 5, 2024	By:	/s/ Ira Fils
	Name:	Ira Fils
	Title:	Chief Financial Officer